CONFIRMATION AGREEMENT


1. According to Section 5 of the Agreement for Jewellery Assembling signed by China Jewellery Import & Export Co. and Hang Fung Jewellery Co., Ltd. on November 18, 1994, "Party B undertakes and warrants that it will provide sufficient material for Party A to assemble so that Party A can get at least HK$2 million of assembling fees in 1992 and at least HK$4 million within the following year. From the third year onwards, the total assembling fees Party A earns will increase by 10% every year."

     China Jewellery Import & Export Co. hereby confirms that it will not claim any of the above-mentioned guaranteed assembling fees from Hang Fung until further agreement between both parties.

2. Regarding the following three agreements signed by China Jewellery Import & Export Co. and Hang Fung Jewellery Co., Ltd. on November 18, 1994:-

     (1)  Agreement for Jewellery Assembling

     (2)  Sales Agency Agreement

     (3)  Sales Cooperation Agreement

     China Jewellery Import & Export Co. hereby confirms that it will bear all the tax liabilities arisen from the execution of these agreements.

3. According to Section 5(2) of the Sales Agency Agreement signed by China Jewellery Import & Export Co. and Hang Fung Jewellery Co., Ltd. on November 18, 1994, it is stated that "For Party B's products appointed Party A to sell, Party B will pay the following agency fees to Party A: Fashion jewellery - 15% of sales revenue; silver and karat-gold jewellery - 10% of sales revenue; fine gold jewellery - RMB1.00 per gram"

     Both parties agree to amend this clause as follows:-

     "For Party B's jewellery products and its assembled jewellery products which are approved to sell in the domestic market and which are appointed to Party A to sell, Party B will pay the following agency fees to Party A:
     Fashion jewellery - 15% of sales income received by Party A on behalf of Party B; karat gold jewellery - 10% of sales income received by Party A on behalf of Party B; fine gold jewellery - RMB1.00 per gram of gold, on sales income received by Party A on behalf of Party B."

This Confirmation Agreement will be effective from October 1, 1992.


Signed by


China Jewellery Import  Export Co.
Hang Fung Jewellery Co., Ltd.